UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
December 10, 2018

CITY HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-11733

West Virginia	55-0619957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

25 Gatewater Road, Charleston, WV 25313
(Address of Principal Executive Offices, Including Zip Code)

304-769-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01     Completion of Acquisition or Disposition of Assets.

On December 7, 2018, City Holding Company, a West Virginia corporation (“City”), announced that it completed its acquisitions of Poage Bankshares, Inc., a Maryland corporation (“Poage”), and Farmers Deposit Bancorp, Inc., a Kentucky corporation (“Farmers”), as of the close of business on December 7, 2018. City first announced that it had entered into an agreement to merge with each of Poage and Farmers on July 11, 2018. The acquisition of Poage was structured as a stock transaction in which each share of Poage common stock was converted into the right to receive 0.335 shares of City common stock. The acquisition of Farmers was structured as a cash transaction in which each share of Farmers common stock was converted into the right to receive $1,174.14.

City issued a press release on December 7, 2018, announcing the completion of City’s acquisitions of Poage and Farmers. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.        Description
99.1Press Release issued by City Holding Company on December 7, 2018.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

City Holding Company

By:	/s/ Charles R.Hageboeck
Charles R. Hageboeck
President and Chief Executive Officer

Date: December 10, 2018